Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contact:
Investors: Nadia Goncalves, BD Investor Relations - 201-847-5934
Media: Troy Kirkpatrick, BD Public Relations - 858-617-2361

BD ANNOUNCES FOURTH FISCAL QUARTER AND FULL YEAR 2021 RESULTS; ISSUES FISCAL YEAR 2022 GUIDANCE

•Fourth fiscal quarter revenues of $5.1 billion grew 7.3% on a reported basis or 5.9% on a currency-neutral basis.
•Fiscal 2021 full-year revenues of $20.2 billion grew 18.3% on a reported basis or 15.6% on a currency-neutral basis.
•Fourth fiscal quarter GAAP diluted earnings per share (EPS) increased 133.3% to $0.84; adjusted diluted EPS decreased 7.2% to $2.59.
•Fiscal 2021 full-year GAAP diluted EPS increased 152.8% to $6.85; adjusted diluted EPS increased 28.2% to $13.08.
•BD issues fiscal 2022 guidance of $19.3 to $19.5 billion in revenues and $12.30 to $12.50 adjusted diluted EPS; includes base business revenue growth of 5% to 6% on a currency-neutral basis with improved margin profile.
•BD announced its 50th consecutive year of dividend increases; dividend raised 4.8%.

FRANKLIN LAKES, NJ (November 4, 2021) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for the fourth fiscal quarter and full fiscal year ended September 30, 2021.

“Our strong performance in fiscal 2021 was driven by the extraordinary efforts of our global team and demonstrates the resilience of BD’s portfolio in even the most uncertain health care environments,” said Tom Polen, chairman, CEO and president of BD. “We also took a number of critical steps this year to lay the foundation for the next phase of our growth, which included strengthening our balance sheet and cash flows, increasing our investments into higher-growth spaces, and stepping up our pace of tuck-in M&A activity. With increasing momentum in our base business and a clear path to accelerate margin recovery in fiscal 2022 and beyond, we are well-positioned to deliver on our commitments and drive long-term growth and value for all stakeholders.”

Fourth Fiscal Quarter 2021 Operating Results

	Three Months Ended September 30,		Growth	Foreign Currency Neutral Growth[1]
( Millions of dollars, except per share amounts)	2021	2020
Revenues	$5,135	$4,784	7.3%	5.9%

Reported Diluted Earnings per Share	$0.84	$0.36	133.3%	138.9%
Adjusted Diluted Earnings per Share[1]	$2.59	$2.79	(7.2)%	(6.5)%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2021	2020
United States	$2,803	$2,752	1.9%	1.9%

International	$2,331	$2,032	14.7%	11.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results
Fourth fiscal quarter revenue growth across the segments was driven by strong base business performance.

Revenues (Millions of dollars)	Three Months Ended September 30,		Reported Change	Foreign Currency Neutral Change[1]
	2021	2020
BD Medical	$2,532	$2,318	9.2%	7.7%

BD Life Sciences	$1,532	$1,488	2.9%	1.5%

BD Interventional	$1,071	$978	9.5%	8.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

In BD Medical, Medication Delivery Solutions revenue growth primarily reflects improved utilization and continued strong demand in the U.S. for catheters and vascular care products. Performance in Medication Management Solutions primarily reflects growth in infusion sets in the U.S. amid the Delta variant surge, offset by an as expected decline in international infusion pump sales due to high demand in the prior year, particularly in Europe. Diabetes Care revenue growth benefited from the timing of revenues and slightly better market demand. Pharmaceutical Systems revenues reflect continued strong demand for prefillable products enabled by capacity expansion.

In BD Life Sciences, revenue growth reflects strong performance in the base business in the Integrated Diagnostic Solutions (IDS) and Biosciences units. Growth in the base business in IDS reflects continued recovery in demand for specimen management products and microbiology solutions. Performance in the Biosciences unit reflects demand for research solutions as lab activity continued to normalize. COVID-19 diagnostic testing revenue in IDS declined to $316 million from $452 million in the prior year.

In BD Interventional, revenue growth in the Surgery and Peripheral Intervention units reflects the recovery in deferrable procedure volumes compared to the prior year, despite pressures from the Delta variant. Performance in the Surgery unit reflects growth across our biosurgery, infection prevention and hernia platforms. Growth in the Peripheral Intervention unit reflects continued strong performance in atherectomy and oncology. Performance in the Urology and Critical Care unit was driven by continued strong demand for acute urology products and the targeted temperature management portfolio.

Capital Allocation
BD is committed to a balanced capital allocation strategy that includes competitive investments in Research & Development, a competitive and increasing dividend and additional capacity to create value through tuck-in acquisitions, and potential share repurchases, while maintaining full investment grade credit ratings.

During the fourth quarter of fiscal year 2021, BD repurchased 3.0 million shares at a total cost of $750 million.

BD announced its 50th year of dividend increases, raising its dividend 4.8%. Additionally, the Board of Directors authorized the company to repurchase up to 10 million shares of its common stock, which is in addition to the approximately 0.8 million shares that remain on its existing authorization.

Recent Business Highlights
BD continues to advance an innovation-driven growth strategy. Recent highlights include:
•BD FACSymphony™ A1 Cell Analyzer: a new fluorescence-activated cell analyzer that offers advanced research capabilities in a compact design, and helps improve access to instrumentation for complex scientific research for laboratories of all sizes.
•BD COR™ System: a new, fully automated high-throughput molecular diagnostic platform that uses robotics and sample management software algorithms to set a new standard in automation for infectious disease molecular testing in core and other centralized laboratories in the U.S. The launch will make the BD Onclarity™ HPV Assay with extended genotyping for the BD COR™ System available to the high-throughput labs that process the majority of cervical cancer screening specimens in the U.S.
•BD Veritor™ At-Home COVID-19 Test: BD received Emergency Use Authorization for the first at-home COVID-19 rapid antigen test to use computer vision technology in a smartphone to interpret and provide a digital display of testing results.
•Rotarex™ Rotational Excisional Atherectomy System: 510(k) clearance received for expanded indications; The Rotarex™ System is the first and only atherectomy and thrombectomy device indicated to treat in-stent restenosis in the U.S.

Recent Environmental, Social and Governance (ESG) Highlights
BD recently announced its enhanced ESG strategy, Together We Advance, which serves as a framework through which the company addresses the most relevant ESG issues for itself and its stakeholders. The new approach builds on BD’s core Purpose – advancing the world of health™ – and focuses on making meaningful impacts across four key pillars: impacting the health of the company, planet, communities and people.
•Under Together We Advance, BD announced a suite of goals for 2030 and beyond across Climate Change, Product Impacts, Responsible Supply Chain, Healthy Workforce and Communities, and Transparency.
•BD joined the Race to Zero, the largest alliance dedicated to achieving net zero carbon emissions by 2050.
•BD, together with the BD Foundation, continued their commitment to help U.S. community health centers expand health equity among the nation's most vulnerable patients through monetary grants awarded to six community health centers that provide quality care to underinsured and uninsured patients.

Assumptions and Outlook for Full Year Fiscal 2022
BD's outlook for fiscal 2022 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date, which includes assumptions regarding the continued recovery from the COVID-19 pandemic. The company’s outlook continues to assume no major system-wide hospital restrictions on elective procedures related to the COVID-19 pandemic. Management will discuss its outlook and several of its assumptions on its fourth fiscal quarter earnings call.

The company expects fiscal year 2022 revenues to be in the range of $19.3 to $19.5 billion. Revenue guidance assumes base business currency-neutral revenue growth of 5% to 6%, which reflects continued momentum across our businesses driven by our BD 2025 growth strategy and continued recovery from the COVID-19 pandemic. In addition, the revenue guidance range assumes approximately $200 million in COVID-19-only diagnostic testing revenues. Based on current rates, foreign exchange would represent a headwind of approximately 50 basis points to total company revenue growth.

The company expects fiscal year 2022 adjusted diluted EPS to be $12.30 to $12.50.

The company's expected adjusted diluted EPS for fiscal 2022 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin-off related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance.

Conference Call and Presentation Materials
A conference call regarding BD’s fourth quarter results will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, November 4, 2021. The accompanying slides will be available on BD’s website, www.bd.com/investors at 6 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors, or at 1-800-839-1246 (domestic) and 1-402-220-0464 (international) through the close of business on Thursday, Nov. 11, 2021. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis and adjusted diluted earnings per share. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.  BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry.  Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

Current, prior-quarter and prior-year adjusted diluted earnings per share results exclude, among other things, the impact of purchase accounting adjustments, integration and restructuring costs, spin-off related charges, certain transaction gains, certain legal defense and product remediation costs, certain regulatory costs, certain investment gains and asset impairments and the impact of the extinguishment of debt.

We also provide these measures, as well as revenues, on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 70,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

***

This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share and capital deployment. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to any impact of the current disruptions in the global supply chain on our operations, including our ability to source raw materials and components needed to manufacture our products and inflationary pressures, the possible impact of the COVID-19 pandemic on our business (including decreases in the demand for our products, any disruptions to our operations and our supply chain, and factors such as vaccine utilization rates and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; fluctuations in costs and availability of raw materials, labor shortages or increased labor costs and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the demand for our products and services, or our suppliers’ ability to provide products needed for our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our supply chain, manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the Securities and Exchange Commission. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding the COVID-19 pandemic. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended September 30,
	2021	2020	% Change
REVENUES	$5,135	$4,784	7.3

Cost of products sold	2,848	2,578	10.5
Selling and administrative expense	1,332	1,200	11.0
Research and development expense	387	299	29.4
Acquisitions and other restructurings	59	75	(21.4)
Other operating expense, net	14	378	(96.2)
TOTAL OPERATING COSTS AND EXPENSES	4,640	4,529	2.4
OPERATING INCOME	495	254	94.6

Interest expense	(111)	(123)	(10.3)
Interest income	2	2	3.3
Other (expense) income, net	(120)	10	(1,249.7)
INCOME BEFORE INCOME TAXES	266	143	85.6
Income tax provision	1	16	(91.7)
NET INCOME	265	128	107.5
Preferred stock dividends	(23)	(23)	(1.1)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$242	$105	131.1

EARNINGS PER SHARE
Basic Earnings per Share	$0.85	$0.36	136.1
Diluted Earnings per Share	$0.84	$0.36	133.3

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	285,985	290,348
Diluted	288,598	293,328

BECTON DICKINSON AND COMPANY
CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Twelve Months Ended September 30,
	2021	2020	% Change
REVENUES	$20,248	$17,117	18.3

Cost of products sold	10,821	9,540	13.4
Selling and administrative expense	4,867	4,325	12.5
Research and development expense	1,339	1,096	22.2
Acquisitions and other restructurings	185	309	(40.3)
Other operating expense, net	238	363	(34.5)
TOTAL OPERATING COSTS AND EXPENSES	17,449	15,633	11.6
OPERATING INCOME	2,799	1,484	88.6

Interest expense	(469)	(528)	(11.3)
Interest income	9	7	22.0
Other (expense) income, net	(97)	23	(526.5)
INCOME BEFORE INCOME TAXES	2,242	985	127.6
Income tax provision	150	111	35.0
NET INCOME	2,092	874	139.4
Preferred stock dividends	(90)	(107)	(15.9)
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$2,002	$767	161.1

EARNINGS PER SHARE
Basic Earnings per Share	$6.92	$2.75	151.6
Diluted Earnings per Share	$6.85	$2.71	152.8

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	289,288	278,971
Diluted	292,089	282,402

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in millions)

	September 30, 2021	September 30, 2020
	(Unaudited) Preliminary
ASSETS
Cash and equivalents	$2,283	$2,825
Restricted cash	109	92
Short-term investments	12	20
Trade receivables, net	2,497	2,398
Inventories	2,866	2,743
Prepaid expenses and other	1,072	891
TOTAL CURRENT ASSETS	8,838	8,969
Property, plant and equipment, net	6,393	5,923
Goodwill and other intangibles, net	36,684	37,433
Other Assets	1,952	1,687
TOTAL ASSETS	$53,866	$54,012
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term debt	$500	$707
Other current liabilities	6,126	5,129
Long-term debt	17,110	17,224
Long-term employee benefit obligations	1,228	1,435
Deferred income taxes and other liabilities	5,225	5,753
Shareholders’ equity	23,677	23,765
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,866	$54,012

The preliminary balance sheet is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in millions)

	Twelve Months Ended September 30,
	2021	2020
	(Unaudited) Preliminary
OPERATING ACTIVITIES
Net income	$2,092	$874
Depreciation and amortization	2,273	2,154
Change in operating assets and liabilities and other, net	282	512
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,647	3,539
INVESTING ACTIVITIES
Capital expenditures	(1,231)	(810)
Acquisitions, net of cash acquired	(508)	(164)
Other, net	(142)	(257)
NET CASH USED FOR INVESTING ACTIVITIES	(1,880)	(1,232)
FINANCING ACTIVITIES
Change in credit facility borrowings	—	(485)
Proceeds from long-term debt and term loans	4,869	3,389
Payments of debt and term loans	(5,112)	(4,664)
Proceeds from issuance of equity securities	—	2,917
Repurchases of common stock	(1,750)	—
Dividends paid	(1,048)	(1,026)
Other, net	(265)	(109)
NET CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(3,306)	22
Effect of exchange rate changes on cash and equivalents and restricted cash	15	(3)
NET (DECREASE) INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	(525)	2,326
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,917	590
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,392	$2,917

The preliminary cash flow is estimated based on the Company's current information.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2021	2020	% Change
BD MEDICAL
Medication Delivery Solutions	$587	$522	12.4
Medication Management Solutions	487	453	7.4
Diabetes Care	156	145	7.6
Pharmaceutical Systems	136	117	17.0
TOTAL	$1,366	$1,236	10.5

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$573	$729	(21.4)
Biosciences	138	112	23.1
TOTAL	$711	$841	(15.5)

BD INTERVENTIONAL
Surgery	$266	$232	14.9
Peripheral Intervention	238	230	3.6
Urology and Critical Care	222	212	4.6
TOTAL	$727	$674	7.8

TOTAL UNITED STATES	$2,803	$2,752	1.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$457	$400	$18	14.3	9.7
Medication Management Solutions	153	181	5	(15.5)	(18.5)
Diabetes Care	140	132	4	6.2	3.1
Pharmaceutical Systems	416	369	8	12.8	10.8
TOTAL	$1,166	$1,081	$35	7.8	4.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$607	$455	$17	33.2	29.4
Biosciences	214	191	4	12.0	9.6
TOTAL	$821	$647	$22	26.9	23.6

BD INTERVENTIONAL
Surgery	$70	$54	$2	29.3	24.9
Peripheral Intervention	191	170	7	12.4	8.1
Urology and Critical Care	84	80	2	4.3	1.7
TOTAL	$345	$304	$12	13.3	9.4

TOTAL INTERNATIONAL	$2,331	$2,032	$69	14.7	11.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,043	$921	$18	13.3	11.3
Medication Management Solutions	639	634	5	0.9	0.1
Diabetes Care	297	277	4	6.9	5.4
Pharmaceutical Systems	553	485	8	13.8	12.3
TOTAL	$2,532	$2,318	$35	9.2	7.7

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,180	$1,185	$17	(0.4)	(1.9)
Biosciences	352	303	4	16.1	14.6
TOTAL	$1,532	$1,488	$22	2.9	1.5

BD INTERVENTIONAL
Surgery	$336	$286	$2	17.6	16.8
Peripheral Intervention	429	399	7	7.4	5.5
Urology and Critical Care	306	293	2	4.5	3.8
TOTAL	$1,071	$978	$12	9.5	8.3

TOTAL REVENUES	$5,135	$4,784	$69	7.3	5.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Twelve Months Ended September 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2021	2020	% Change
BD MEDICAL
Medication Delivery Solutions	$2,246	$1,972	13.9
Medication Management Solutions	1,863	1,865	(0.1)
Diabetes Care	606	562	7.8
Pharmaceutical Systems	428	404	6.1
TOTAL	$5,142	$4,802	7.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,477	$1,872	32.3
Biosciences	503	465	8.2
TOTAL	$2,980	$2,337	27.5

BD INTERVENTIONAL
Surgery	$1,023	$891	14.8
Peripheral Intervention	931	871	6.8
Urology and Critical Care	894	815	9.7
TOTAL	$2,847	$2,577	10.5

TOTAL UNITED STATES	$10,969	$9,716	12.9

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$1,812	$1,583	$86	14.4	9.0
Medication Management Solutions	570	589	35	(3.3)	(9.3)
Diabetes Care	554	522	24	6.2	1.6
Pharmaceutical Systems	1,401	1,184	66	18.3	12.7
TOTAL	$4,336	$3,878	$211	11.8	6.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$2,748	$1,659	$134	65.6	57.5
Biosciences	802	678	35	18.3	13.1
TOTAL	$3,550	$2,337	$169	51.9	44.6

BD INTERVENTIONAL
Surgery	$274	$230	$14	19.0	12.7
Peripheral Intervention	780	640	45	21.8	14.8
Urology and Critical Care	338	315	16	7.4	2.2
TOTAL	$1,392	$1,186	$75	17.4	11.1

TOTAL INTERNATIONAL	$9,279	$7,401	$456	25.4	19.2

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Twelve Months Ended September 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2021	2020	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions	$4,057	$3,555	$86	14.1	11.7
Medication Management Solutions	2,432	2,454	35	(0.9)	(2.3)
Diabetes Care	1,160	1,084	24	7.0	4.8
Pharmaceutical Systems	1,829	1,588	66	15.2	11.1
TOTAL	$9,479	$8,680	$211	9.2	6.8

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$5,225	$3,532	$134	47.9	44.1
Biosciences	1,305	1,143	35	14.2	11.1
TOTAL	$6,530	$4,675	$169	39.7	36.1

BD INTERVENTIONAL
Surgery	$1,296	$1,121	$14	15.7	14.4
Peripheral Intervention	1,711	1,511	45	13.2	10.2
Urology and Critical Care	1,232	1,130	16	9.0	7.6
TOTAL	$4,239	$3,762	$75	12.7	10.7

TOTAL REVENUES	$20,248	$17,117	$456	18.3	15.6

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended September 30,
	2021	2020	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$0.84	$0.36	$0.48	$(0.02)	$0.50	133.3%	138.9%
Purchase accounting adjustments ($350 million and $343 million pre-tax, respectively) (1)	1.21	1.17		—
Integration costs ($41 million and $49 million pre-tax, respectively) (2)	0.14	0.17		—
Restructuring costs ($17 million and $26 million pre-tax, respectively) (2)	0.06	0.09		—
Separation and related costs ($19 million pre-tax) (3)	0.07	—		—
Transaction gain/loss, product and other litigation-related matters ($13 million and $383 million pre-tax, respectively) (4)	0.05	1.31		—
European regulatory initiative-related costs ($43 million and $29 million pre-tax, respectively) (5)	0.15	0.10		—
Investment gains/losses and asset impairments ($(46) million and $59 million pre-tax, respectively) (6)	(0.16)	0.20		—
Impacts of debt extinguishment ($154 million and $1 million pre-tax, respectively)	0.53	—		—
Income tax benefit of special items ($(88) million and $(177) million, respectively)	(0.30)	(0.60)		—
Adjusted Diluted Earnings per Share	$2.59	$2.79	$(0.20)	$(0.02)	$(0.18)	(7.2)%	(6.5)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)The 2021 amount includes a gain of $70 million on a sale-leaseback transaction which was recorded to Other operating expense, net and charges of $18 million recorded to Cost of products sold related to the estimate of future product remediation costs. The amounts in 2021 and 2020 also include amounts recorded to Other operating expense, net to record product liability reserves, including related legal defense costs, of $65 million and $378 million, respectively.
(5)Represents costs required to develop processes and systems to comply with regulations such as the European Union Medical Device Regulation ("EUMDR") and General Data Protection Regulation ("GDPR").
(6)The amount in 2021 includes unrealized gains recorded within Other (expense) income, net relating to certain investments. The amount in 2020 includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Twelve Months Ended September 30,
	2021	2020	Growth	Foreign Currency Translation	Foreign Currency Neutral Growth	Growth %	Foreign Currency Neutral Growth %
Reported Diluted Earnings per Share	$6.85	$2.71	$4.14	$(0.05)	$4.19	152.8%	154.6%
Purchase accounting adjustments ($1.406 billion and $1.356 billion pre-tax, respectively) (1)	4.82	4.80		0.01
Integration costs ($135 million and $214 million pre-tax, respectively) (2)	0.46	0.76		—
Restructuring costs ($50 million and $95 million pre-tax, respectively) (2)	0.17	0.33		—
Separation and related costs ($35 million pre-tax) (3)	0.12	—		—
Transaction gain/loss, product and other litigation-related matters ($272 million and $631 million pre-tax, respectively) (4)	0.93	2.24		—
European regulatory initiative-related costs ($135 million and $106 million pre-tax, respectively) (5)	0.46	0.38		—
Investment gains/losses and asset impairments ($(46) million and $100 million pre-tax, respectively) (6)	(0.16)	0.35		—
Impacts of debt extinguishment ($185 million and $8 million pre-tax, respectively)	0.63	0.03		—
Income tax benefit of special items ($(353) million and $(395) million, respectively)	(1.21)	(1.40)		—
Adjusted Diluted Earnings per Share	$13.08	$10.20	$2.88	$(0.04)	$2.92	28.2%	28.6%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)The 2021 amount includes gains of $158 million on sale-leaseback transactions. The amounts in 2021 and 2020 include charges to record product liability reserves, including related legal defense costs, of $361 million and $378 million, respectively. The sale-leaseback gains and product liability-related charges were recorded to Other operating expense, net. The amounts in 2021 and 2020 also include charges of $56 million and $244 million, respectively, recorded to Cost of products sold related to the estimate of future product remediation costs.
(5)Represents costs required to develop processes and systems to comply with regulations such as the EUMDR and GDPR.
(6)The amount in 2021 includes unrealized gains recorded within Other (expense) income, net relating to certain investments. The prior-period amount includes charges recorded in Cost of products sold and Research and development expense to write down the carrying values of certain assets.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION

	Full Year FY2021	Full Year FY2022 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues	$20,248
Less: COVID-19-only Diagnostic Testing Revenues	1,956
Base Business Revenues	$18,292

FY2022 Base Business Revenue Growth		+5% to +6%
FY2022 COVID-19-only Diagnostic Testing Revenues			~$200 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~50) basis points
Total FY 2022 Revenues			$19.3 - $19.5 billion

		Full Year FY2022 Outlook
	Full Year FY2021	Total Company
Reported Diluted Earnings per Share	$6.85
Purchase accounting adjustments ($1.406 billion pre-tax) (1)	4.82
Integration costs ($135 million pre-tax) (2)	0.46
Restructuring costs ($50 million pre-tax) (2)	0.17
Separation and related costs ($35 million pre-tax) (3)	0.12
Transaction gain/loss, product and other litigation-related matters ($272 million pre-tax) (4)	0.93
European regulatory initiative-related costs ($135 million pre-tax) (5)	0.46
Investment gains/losses and asset impairments ($(46) million pre-tax) (6)	(0.16)
Impacts of debt extinguishment ($185 million pre-tax)	0.63
Income tax benefit of special items ($(353) million)	(1.21)
Adjusted Diluted Earnings per Share	$13.08	$12.30 to $12.50

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions impacting identified intangible assets and valuation of fixed assets and debt.
(2)Represents amounts associated with integration and restructuring activities resulting from acquisitions, as well as simplification and other cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net which were incurred for consulting, legal, tax and other advisory services associated with the planned spin-off of BD's Diabetes Care business.
(4)Includes gains of $158 million on sale-leaseback transactions and charges of $361 million to record product liability reserves, including related legal defense costs, which were recorded to Other operating expense, net. The amount also includes charges of $56 million recorded to Cost of products sold related to the estimate of future product remediation costs.
(5)Represents costs required to develop processes and systems to comply with regulations such as the EUMDR and GDPR.
(6)Includes unrealized gains recorded within Other (expense) income, net relating to certain investments.